EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The Pep Boys - Manny, Moe & Jack on Form S-8 of our reports dated April 9, 2004 and June 22, 2004, appearing in the Annual Report on Form 10-K of The Pep Boys - Manny, Moe & Jack for the year ended January 31, 2004 and in the Annual Report on Form 11-K of The Pep Boys Savings Plan for the year ended December 31, 2003, respectively.


/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
July 8, 2004